Exhibit 99.1
FOR IMMEDIATE RELEASE
CASELLA WASTE SYSTEMS, INC. COMPLETES ACQUISITION OF CONSOLIDATED WASTE SERVICES, LLC ASSETS
RUTLAND, VERMONT (September 5, 2023) —Casella Waste Systems, Inc. (Nasdaq: CWST),
a regional solid waste, recycling, and resource management services company, announced that it completed the acquisition of the collection, transfer, and recycling assets of Consolidated Waste Services, LLC and its affiliates (dba “Twin Bridges”) on September 1, 2023. The purchase price of the acquisition was approximately $219 million and was funded through proceeds from the Company’s equity offering completed on June 16, 2023.
The acquisition includes two hauling operations, one transfer station, and one material recovery facility in the greater Albany, New York market, and is expected to generate total annualized revenues of approximately $70 million.
“We believe that Twin Bridges fits well with our operations and provides a solid strategic platform to grow our services in this market. Twin Bridges was built on delivering quality service to its customers, and we are intently focused on continuing this commitment,” said John W. Casella, Chairman and CEO of Casella Waste Systems, Inc. “We would like to welcome Twin Bridges’ hardworking team members to Casella, and we are excited to serve our new customers.”
About Casella Waste Systems, Inc.
Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides resource management expertise and services to residential, commercial, municipal, institutional and industrial customers, primarily in the areas of solid waste collection and disposal, transfer, recycling and organics services in the eastern United States. For further information, investors contact Jason Mead, Senior Vice President of Finance and Treasurer at (802) 772-2293; media contact Jeff Weld, Director of Communications at (802) 772-2234; or visit the Company’s website at http://www.casella.com.
Safe Harbor Statement
Certain matters discussed in this press release, including but not limited to, the statements regarding our intentions, beliefs or current expectations concerning, among other things, projections as to the anticipated benefits of this acquisition; and the anticipated impact of this acquisition on the Company’s business and future financial and operating results are "forward-looking statements". These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “will,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company’s operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements.
Such risks and uncertainties include or relate to, among other things, the following: the Company may not fully recognize the expected strategic and financial benefits from the acquisition due to an inability to recognize operational cost savings, market factors, landfill internalization benefits, or due to competitive, economic or other factors outside its control which may impact revenue and costs; and the Company may be unable to achieve its 2024 strategic plan due to unrealized development projects, competition for attractive targets, or an inability to reach agreement with potential targets on pricing or other terms.
There are a number of other important risks and uncertainties that could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A. “Risk Factors” in the Company’s most recently filed Form 10-K for the fiscal year ended December 31, 2022, and in other filings that the Company may make with the Securities and Exchange Commission in the future.
The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.